                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF JULY 8, 2001


                                      AMONG

                          INTERNATIONAL GAME TECHNOLOGY


                                 NAC CORPORATION


                                       AND


                                  ANCHOR GAMING

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
                                    ARTICLE I

                                   THE MERGER
SECTION 1.1    The Merger......................................................  2
SECTION 1.2    Closing.........................................................  2
SECTION 1.3    Effective Time..................................................  2
SECTION 1.4    Effects of the Merger...........................................  2
SECTION 1.5    Articles of Incorporation and By-laws...........................  2
SECTION 1.6    Directors.......................................................  2
SECTION 1.7    Officers........................................................  2
SECTION 1.8    Alternative Structure...........................................  2
SECTION 1.9    Additional Actions..............................................  3

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1    Effect on Capital Stock.........................................  3
SECTION 2.2    Exchange of Certificates........................................  4

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1    Representations and Warranties of the Company...................  7
SECTION 3.2    Representations and Warranties of Parent and Sub................ 18

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1    Conduct of Business............................................. 24
SECTION 4.2    No Inconsistent Activities...................................... 27

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.1    Preparation of Form S-4 and the Proxy Statement; Stockholders'
               Meetings........................................................ 28
SECTION 5.2    Access to Information; Confidentiality.......................... 29
SECTION 5.3    Reasonable Efforts; Notification................................ 30
SECTION 5.4    Gaming Approvals................................................ 31

                                TABLE OF CONTENTS
                                  (continued)


                                                                               PAGE
SECTION 5.5    Stock Option Plan; Stock........................................ 32
SECTION 5.6    Indemnification, Exculpation and Insurance...................... 33
SECTION 5.7    Letters of Accountants.......................................... 34
SECTION 5.8    Fees and Expenses............................................... 34
SECTION 5.9    Public Announcements............................................ 35
SECTION 5.10   Affiliate Letters............................................... 35
SECTION 5.11   Resignation of Directors and Officers........................... 35
SECTION 5.12   Rights Agreement................................................ 35
SECTION 5.13   Board of Directors of Parent.................................... 35
SECTION 5.14   Officer's Certificates for Tax Opinions......................... 35

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

SECTION 6.1    Conditions to Each Party's Obligations to Effect the Merger..... 35
SECTION 6.2    Additional Conditions to Obligations of Parent and Sub.......... 36
SECTION 6.3    Additional Conditions to Obligations of the Company............. 38

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1    Termination..................................................... 38
SECTION 7.2    Effect of Termination........................................... 40
SECTION 7.3    Amendment....................................................... 40
SECTION 7.4    Extension; Waiver............................................... 40
SECTION 7.5    Termination Fee................................................. 41
SECTION 7.6    Procedure for Termination, Amendment, Extension or Waiver....... 41

                                  ARTICLE VIII

                               GENERAL PROVISIONS

SECTION 8.1    Nonsurvival of Representations and Warranties; Construction..... 41
SECTION 8.2    Notices......................................................... 42
SECTION 8.3    Definitions..................................................... 43
SECTION 8.4    Interpretation.................................................. 43
SECTION 8.5    Counterparts.................................................... 43
SECTION 8.6    Entire Agreement; No Third-Party Beneficiaries.................. 43
SECTION 8.7    Governing Law................................................... 43
SECTION 8.8    Assignment...................................................... 43

EXHIBITS

        Exhibit A     Form of Voting Agreement
        Exhibit B     Form of Affiliate Letter
        Exhibit C     Form of Tax Certificates

SCHEDULES

        Company Disclosure Schedule
        Parent Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of July 8, 2001, among INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation, whose address is 9295 Prototype Drive, Reno, Nevada 89511 ("PARENT"), NAC Corporation, a Nevada corporation, and a direct wholly owned subsidiary of Parent, whose address is 9295 Prototype Drive, Reno, Nevada 89511 ("SUB"), and ANCHOR GAMING, a Nevada corporation, whose address is 815 Pilot Road, Suite 6, Las Vegas, Nevada 89119 (the "COMPANY").


                                   BACKGROUND

        A. The respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes (the "NRS"), whereby each issued and outstanding share of common stock of the Company, $.005 par value per share (the "COMPANY COMMON STOCK"), other than shares to be cancelled in accordance with
Section 2.1(b), will be converted into the right to receive a certain number of shares of common stock, $.000625 par value per share, of Parent ("PARENT COMMON STOCK").

        B. The Merger requires the approval of the holders of a majority of the outstanding shares of the Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL").

        C. The issuance of shares of Parent Common Stock in the Merger may require the approval of the holders of a majority of the votes cast at a meeting of the holders of Parent Common Stock (the "PARENT STOCKHOLDER APPROVAL" and together with the Company Stockholder Approval, the "STOCKHOLDER APPROVALS").

        D. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        E. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

        F. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, the Company's Chief Executive Officer and Chief Operating Officer -- Gaming Operations shall have each entered into a Voting Agreement (the "COMPANY VOTING AGREEMENTS") with Parent in the form of Exhibit A attached hereto.


                                    AGREEMENT

        In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

        SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Company and of Sub in accordance with the NRS.

        SECTION 1.2 Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VI (the "CLOSING DATE"), at the offices of O'Melveny & Myers LLP, 114 Pacifica, Suite 100, Irvine, California, unless another time, date or place is agreed to in writing by the parties hereto.

        SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall prepare, execute and acknowledge and thereafter file articles of merger in such form as is required by Section 92A.200 of the NRS and shall make all other filings or recordings required under the NRS. The Merger shall become effective at such time as such filing or filings are made with the Secretary of State of the State of Nevada, or at such other time as Sub and the Company shall agree should be specified in such filings (the date and time of such filing, or such later date or time as may be set forth therein, being the "EFFECTIVE TIME").

        SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NRS and all other effects specified in the applicable provisions of the NRS.

        SECTION 1.5 Articles of Incorporation and By-laws. At the Effective Time and subject to the provisions of Section 5.6(a), the articles of incorporation and by-laws of Surviving Corporation shall be amended to be identical to the articles of incorporation and by-laws, respectively, of Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be changed to a name designated by Parent and the bylaw amendment referenced in Section 3.1(j)(v) shall remain in effect in accordance with such section).

        SECTION 1.6 Directors. The directors of Sub at the Effective Time shall continue as the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until the earlier of their death, resignation or removal.

        SECTION 1.8 Alternative Structure. Notwithstanding anything to the contrary herein, the parties to this Agreement may, by mutual consent, elect, in lieu of merging Sub into the Company as hereinabove provided, to merge the Company into Sub. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing change.

        SECTION 1.9 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any shares of Company Common Stock or any shares of capital stock of
Sub:

        (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

        (c) Conversion of Common Stock.

            (i) Each share of the Company Common Stock issued and outstanding as of the Effective Time, other than shares to be cancelled in accordance with
Section 2.1(b), shall be converted, subject to Section 2.2(d), into one share of Parent Common Stock (the "EXCHANGE RATIO"), subject to adjustment as provided for in this Section 2.1(c)(i). The Exchange Ratio shall not be adjusted if the Share Value (as defined below) is equal to or greater than $50.00, but not greater than $75.00. If the Share Value is greater than $75.00, and Parent notifies the Company in writing of its election to terminate this Agreement pursuant to Section 7.1(j), the Company shall have the option in its sole and absolute discretion, but not the obligation, to adjust the Exchange Ratio to be equal to the quotient of (a) $75.00 divided by (b) the Share Value. If the Share Value is greater than $75.00, and if Parent does not elect to terminate this Agreement pursuant to Section 7.1(j), the Exchange Ratio shall remain unchanged. If the Share Value is less than $50.00, and the Company notifies Parent in writing its election to terminate this Agreement pursuant to Section 7.1(h) hereof, Parent shall have the option in its sole and absolute discretion, but not the obligation, to adjust the Exchange Ratio to be equal to the quotient of (c) $50.00, divided by (d) the Share Value, and the Company shall be obligated to accept such adjustment. If the Share Value is less than $50.00, and if the Company does not elect to terminate this Agreement pursuant to Section 7.1(h), the Exchange Ratio shall be unchanged.

For purposes hereof, the "Share Value" shall be an amount equal to the average closing price for the Parent Common Stock as reported on the New York Stock Exchange for the twenty (20) consecutive trading days ending on the third business day preceding the date of the Company Stockholders' Meeting (as defined in Section 5.1(d)), so long as the Closing Date occurs within five business days of the Company Stockholders' Meeting or, if the Closing Date is more than five business days after the Company Stockholders' Meeting, the date that is the third business day preceding the Closing Date. For example, if the Company's Stockholders' Meeting is on a Wednesday and the Closing Date is less than five business days after that date, the last date of the measurement period would be the preceding Friday, assuming that each of the interim days and the Friday were business days.

            (ii) If, prior to the Effective Time, Parent should split or combine the Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, or if the Parent Common Stock is altered or adjusted in any reclassification, recapitalization or similar transaction, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or reclassification, recapitalization or similar transaction.

            (iii) As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be converted and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock as of the Effective Time except as otherwise provided herein or by law. Such certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(d).

            (iv) The Company represents and warrants that the holders of the Company Common Stock are not entitled to "dissenters" rights under applicable law or under the articles of incorporation of the Company.

        SECTION 2.2 Exchange of Certificates.

        (a) Exchange Procedure. At or prior to the Effective Time, Parent shall deposit with a bank or trust company designated by Parent and reasonably acceptable to Company (the "EXCHANGE AGENT") for the benefit of the holders of Company Common Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this
Section 2.2, through the Exchange Agent, (i) certificates evidencing the shares of Parent Common Stock issuable pursuant to Section 2.1(c) in exchange for outstanding shares of Company Common Stock and (ii) cash in an aggregate amount sufficient to pay for fractional shares pursuant to Section 2.2(d). Any interest, dividends, or other income earned on the investment of cash or other property deposited by Parent with the Exchange Agent in accordance with this
Section 2.2 shall be for the account of and payable to Parent. As soon as reasonably practicable after the Effective Time but in any event no later than 10 days after the Effective Time, Parent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES"), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate (after taking into account all shares of Company Common Stock then held of record by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(b), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantee or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate evidencing whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(b). No interest will be paid or will accrue on any cash payable pursuant to Section 2.2(b) or 2.2(d).

        (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat laws, following surrender of such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any such cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

        (c) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(b) or 2.2(d)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

        (d) No Fractional Shares.

            (i) No Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

            (ii) Each holder of shares of Company Common Stock issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Parent Common Stock upon surrender of stock certificates for exchange pursuant to this Article II (after taking into account all shares of Company Common Stock then held by such holder) shall receive, in lieu thereof, cash in an amount equal to the value of such fractional shares, which shall be equal to the fraction of a share of Parent Common Stock that would otherwise be issued multiplied by the closing price of Parent's Common Stock on the Closing Date as reported in The Wall Street Journal.

            (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to the holders of Certificates with respect to any fractional share interests, Parent shall promptly pay such amounts to such holders of Certificates subject to and in accordance with the terms of Section 2.2(b).

        (e) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any shares of Parent Common

Stock (or dividends or distributions with respect thereto) or cash otherwise deliverable or payable to any holder of shares of Company Common Stock that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        SECTION 3.1 Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule (provided that an item on such Disclosure Schedule shall be deemed to qualify only the particular subsection or subsections of this Section 3.1 specified for such item) delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Sub as follows:

        (a) Organization, Standing and Corporate Power. The Company is and each of its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority (or, in the case of limited liability company subsidiaries, limited liability company power and authority) to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation (or, in the case of limited liability company subsidiaries, as a foreign limited liability company) and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of its articles of incorporation and by-laws and the articles of incorporation and by-laws or other organizational documents of its subsidiaries, in each case as amended to the date of this Agreement.

        (b) Subsidiaries and Other Equity Interests. Section 3.1(b) of the Company Disclosure Schedule contains a list of each subsidiary of the Company and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary (or, in the case of limited liability company subsidiaries, the member interests) have been validly issued and are fully paid and nonassessable and are owned as set forth in Section 3.1(b) of the Company Disclosure Schedule, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"). Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity.

        (c) Capital Structure. The authorized capital stock of the Company consists of as of the date hereof, and will consist of as of the Effective Time, 50,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $.01 par value per share (the "COMPANY PREFERRED STOCK"), of which 50,000 shares are designated Series A Junior Participating Preferred Stock ("JUNIOR PREFERRED STOCK"). The rights, privileges and preferences of the Company Common Stock and Company Preferred Stock are as stated in the Company's Restated Articles of Incorporation. As of the close of business on July 6, 2001, (i) 14,859,642 shares of the Company Common Stock and no shares of the Company Preferred

Stock were issued and outstanding, (ii) 14,380,681 shares of Company Common Stock were held by the Company in its treasury, (iii) 2,399,966 shares of Company Common Stock were reserved for issuance upon exercise of currently outstanding Stock Options (as defined in Section 5.5), and (iv) 50,000 shares of Junior Preferred Stock were reserved for issuance upon exercise of preferred share purchase rights (the "RIGHTS") issued pursuant to the Rights Agreement, dated as of October 17, 1997, as amended, between the Company and The Chase Manhattan Bank, as Rights Agent (the "RIGHTS AGREEMENT"). All issued and outstanding shares of Company Common Stock are, and all shares which may be issued upon the exercise of Stock Options will be, duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive rights. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule and to the knowledge of the Company, as of the date hereof, there are no voting trusts, voting agreements, irrevocable proxies or other agreements with respect to any voting shares of capital stock of the Company. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries having the right to vote (or convertible into or exchangeable for other securities having the right to vote) on any matters on which the stockholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or any of its subsidiaries. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or which otherwise relate to the registration of any securities of the Company.

        (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

        The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, except as set forth in Section 3.1(d) of the Company Disclosure Schedule, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the articles of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults or rights that individually or in the aggregate would not (x) have a Material Adverse Effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

        No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice (the "SPECIFIED AGENCIES") of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement (as defined in Section 5.1) and (y) such reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the articles of merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the filing with and the approval by all applicable gaming regulatory bodies and all applicable lottery regulatory bodies in jurisdictions where the Company or its subsidiaries are engaged in business and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither the Company nor any subsidiary of the Company nor any director or officer of the Company or any subsidiary of the Company has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws (as defined in Section 3.1(o)) or under any Lottery Laws (as defined in Section 3.1(o)) is being or may be revoked or suspended other than such claims, demands, notices, complaints, court orders or administrative orders which would not have a Material Adverse Effect on the Company.

        (e) Company SEC Documents; Financial Statements. Since January 1, 1998, the Company has timely filed with the SEC all required reports and forms and other documents (the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document filed and publicly available prior to the date of this Agreement, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and publicly available and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company SEC Documents, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

        (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or the Parent's stockholders or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting (as defined in Section 5.1(d)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

        (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available, since June 30, 2000, the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been (i) any Material Adverse Change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any granting by the Company or any of its subsidiaries to any officer or management employee of the Company or any of its subsidiaries of (x) any increase in compensation, except in the ordinary course of business or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date of this Agreement (a list of all such employment agreements with officers or management employees being set forth in Section 3.1(g) of the Company Disclosure Schedule) or (y) any right to participate in (by way of bonus or otherwise) the revenues or profits of the Company or any of its subsidiaries, (v) any granting by the Company or any of its subsidiaries to any such officer or management employee of any increase in severance or termination pay, except with respect to executive officers of the Company as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date of this Agreement and publicly available and with respect to other management employees of the Company in the ordinary course of business, (vi) any entry into, or renewal or modification, by the Company or any of its subsidiaries, of any employment, consulting, severance or termination agreement with any officer, director or management employee of the Company or any of its subsidiaries, (vii) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on the Company or (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business. Since March 31, 2001, there has not been any other action taken by the Company or any of its subsidiaries which, if Section 4.1(a) had then been in effect, would have been prohibited by such section if taken without Parent's consent (and no agreement, understanding, obligation or commitment to take any such action exists).

        (h) Litigation. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available, there is no suit, action, investigation, audit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would
(i) have a Material Adverse Effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii).

        (i) Brokers. Neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees (other than financial advisory fees payable to Dresdner Kleinwort Wasserstein, Inc., as provided in the letter agreement, dated August 29, 2000, as amended by the letter agreements provided to Parent and no broker or finder has acted directly or indirectly for the Company or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby.

        (j) Voting Requirements. The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement; (iii) recommended approval of this Agreement and the Merger by the holders of Company's Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders, (iv) adopted a resolution having the effect of causing the Merger not to be subject to the Rights Agreement or Sections 78.411 through 78.444, inclusive, of the NRS and (v) adopted a resolution amending the bylaws of the Company to provide that Sections 78.378 through 78.3793, inclusive, of the NRS do not apply to any acquisition of a controlling interest (as defined in Section 78.3875 of the NRS) in the Company in connection with the Merger, this Agreement and the transactions contemplated by this Agreement which amendment Parent shall cause to remain in effect for at least ten days following the Effective Time. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

        (k) Title to Properties. The Company and its subsidiaries have good and indefeasible title to, or valid leasehold interests in, all their properties and assets except where such failure would not have a Material Adverse Effect on the Company.

        (l) ERISA Compliance.

            (i) The Company has delivered to, or made available for review by, Parent true, complete and correct copies of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all other collective bargaining agreements or bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plans, arrangements or understandings (whether or not legally binding) (collectively, "BENEFIT PLANS") currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (each a "COMMONLY CONTROLLED ENTITY"), including all employment, termination, severance or other contracts for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries that require any material future performance by the Company. The Company has delivered to, or made available for review by, Parent true, complete and correct copies of (1) the most recent annual report on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each of its Benefit Plans (if any such report was required), (2) the most recently prepared actuarial report for each such Benefit Plan, (3) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required,
(4) the most recently received IRS determination letter for each such Benefit Plan and (5) each trust agreement and group annuity contract relating to any such Benefit Plan. Neither the Company nor any Commonly

Controlled Entity presently sponsors, maintains, contributes to, is required to contribute to, nor has the Company or any Commonly Controlled Entity ever sponsored, maintained, contributed to, or been required to contribute to, any employee pension benefit plan subject to Title IV or Section 302 of ERISA (a "PENSION PLAN"), including, without limitation, any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 412 of the Code.

            (ii) Each of the Company's and its subsidiaries' Benefit Plans has been administered in accordance with its terms except for failures that would not have a Material Adverse Effect. The Company, each of its subsidiaries and all such Benefit Plans are in compliance with applicable provisions of ERISA and the Code except for failures that would not have a Material Adverse Effect.

            (iii) Except for cases that would not have a Material Adverse Effect, all of the Company's and its subsidiaries' Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. No Pension Plan has been operated in any respect that would adversely affect its qualification or been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

            (iv) Except for cases that would not have a Material Adverse Effect, none of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company's or its subsidiaries' Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, or any of its subsidiaries or any officer of the Company or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that is material to the business of the Company and that has not been corrected. Except for cases that would not have a Material Adverse Effect, neither any of such Benefit Plans nor any of such trusts has been terminated.

            (v) Except as set forth in Section 3.1(l) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of the Company or any subsidiary of the Company or the beneficiary or dependent of any such employee or former employee.

            (vi) With respect to any of the Company's or any of its subsidiaries' Benefit Plans that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time.

            (vii) No Commonly Controlled Entity has incurred any material liability to a Pension Plan (other than for contributions not yet due).

            (viii) Except as disclosed in Section 3.1(l) of the Company Disclosure Schedule, neither the Company nor any subsidiary has any unfunded liabilities pursuant to any Company Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan.

        (m) Taxes.

            (i) Each of the Company and its subsidiaries has timely filed all material federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time. All such returns and reports are and will be true, complete and correct in all material respects. The Company and each of its subsidiaries has paid and discharged (or the Company has paid and discharged on such subsidiary's behalf) all material taxes due from them, other than such taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for on the most recent financial statements contained in the Company SEC Documents filed prior to the date of this Agreement and publicly available.

            (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the IRS or any other taxing authority or agency against the Company, or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect upon the Company. No requests for waivers of the time to assess any taxes are pending. No power of attorney has been granted by the Company or any of its subsidiaries with respect to taxes which is currently in force. The federal income tax returns of the Company have not been examined by the IRS in the last six years. Neither the Company nor any of its subsidiaries has made any election under Section 341(f) of the Code.

            (iii) To the Company's knowledge, neither the Company nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368 of the Code.

            (iv) As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto. Notwithstanding the definition of "subsidiary" set forth in
Section 8.3 of this Agreement, for the purposes of this Section 3.1(m), references to the Company and each of its subsidiaries shall include former subsidiaries of the Company for the periods during which any such corporations were included in the consolidated federal income tax return of the Company.

        (n) No Excess Parachute Payments. Except as set forth in Section 3.1(n) of the Company Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) in connection with any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect or in effect as of the Closing Date would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

        (o) Compliance with Applicable Laws.

            (i) Each of the Company and its subsidiaries has in effect all material federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("PERMITS") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for such defaults as would not individually or in the aggregate have a Material Adverse Effect on the Company. To the Company's knowledge as of the date hereof, no Governmental Entity is considering limiting, suspending or revoking any of the Company's or its subsidiaries' material Permits. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for noncompliance which would not have a Material Adverse Effect on the Company.

            (ii) The Company and each of its subsidiaries are, and each of their respective directors, officers, and persons performing management functions similar to officers are, in compliance with all applicable Gaming Laws and Lottery Laws, except for noncompliance which would not have a Material Adverse Effect on the Company. The term "GAMING LAWS" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, qualification, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition of limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of the Company or any of its subsidiaries. The term "LOTTERY LAWS" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, qualification, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition of limitation placed thereon, governing or relating to the current or contemplated lottery activities and operations of the Company or any of its subsidiaries.

        (p) Environmental.

            (i) The Company and each of its subsidiaries is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company, was, in compliance with all applicable Environmental Laws, except for noncompliance which would not have a Material Adverse Effect on the Company. The term "ENVIRONMENTAL LAWS" means any federal, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; or (C) protection of the environment.

            (ii) During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of the Company, any surrounding site, except in each case for those which would not have a Material Adverse Effect on the Company. The Company has not shipped any Hazardous Material to any disposal site for which it is subject to any liability, except for such liabilities which would not have a Material Adverse Effect on the Company. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, no Hazardous Material was generated, treated, stored, disposed of, used, handled, released or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which would not have a Material Adverse Effect on the Company. The term "HAZARDOUS MATERIAL" means (A) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C. Section 7401 et seq., (B) petroleum, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or asbestos-containing material and (E) polychlorinated biphenyls ("PCBS") or materials or fluids containing PCBs in excess of 50 ppm.

        (q) Contracts; Debt Instruments. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and on Schedule 3.1(q) of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Each material contract disclosed in the Company SEC Documents and on Schedule 3.1(q) of the Company Disclosure
Schedule is a valid and legally binding obligation of the Company or its subsidiaries, whichever is applicable, and is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a Material Adverse Effect on the Company.

        (r) Intellectual Property.

            (i) Except as would not have a Material Adverse Effect on the Company, (i) the Company and each of its subsidiaries owns, has the right to acquire or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted, (ii) no claims are pending or, to the knowledge of the Company, threatened, that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property, and (iii) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries.

            (ii) For purposes of this Agreement, "INTELLECTUAL PROPERTY" shall mean patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person.

        (s) Insider Interests. Except as set forth in Section 3.1(s) of the Company Disclosure Schedule or as described in the Company SEC Documents, no officer or director of the Company or any of its subsidiaries or any affiliate of any officer or director of the Company or any of its subsidiaries (as the term "affiliate" is defined in Rule 12b-2 under the Exchange Act) nor any person identified on Schedule 3.1(s) attached hereto (i) has any interest in any assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company or any subsidiary of the Company (other than as an owner of outstanding securities of the Company), (ii) has any direct or indirect interest of any nature whatever (other than ownership of one percent or less of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market) in any person or business which competes with, conducts any business similar to, has any arrangement or agreement (including arrangements regarding the shared use of personnel or facilities) with (whether as a customer or supplier or otherwise), or is involved in any way with, the Company or any subsidiary of the Company, or (iii) is indebted or otherwise obligated to the Company. The Company is not indebted or otherwise obligated to any such person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. As of the date hereof, except for claims and proceedings listed in Section 3.1(s) of the Company Disclosure Schedule, to the knowledge of the Company there are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of the Company or any of its subsidiaries to indemnification by the Company or its subsidiaries under applicable law, the articles of incorporation or bylaws of the Company or any of its subsidiaries or any insurance policy maintained by the Company or any of its subsidiaries.

        (t) Fairness Opinion. The Company has received a written opinion from Dresdner Kleinwort Wasserstein, Inc. to the effect that the Exchange Ratio was, as of the date of this Agreement, fair from a financial point of view to the stockholders of the Company.

        (u) Noncompetition. The Company and its subsidiaries are not, and after the Effective Time neither the Surviving Corporation nor Parent will be (by reason of any agreement to which the Company is a party), subject to any non-competition or similar restriction on their respective businesses.

        (v) Nevada Takeover Statutes. As of the date hereof, the restrictions of Sections 78.378 through 78.3793 and 78.411 through 78.444 of the NRS are, and shall be, inapplicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

        (w) Employment Agreements. Each of Thomas J. Matthews and Joseph Murphy has entered into an employment agreement dated the date hereof with the Company (collectively, the "EMPLOYMENT AGREEMENTS"), which become effective at the Effective Time, and copies of such executed employment agreements have been delivered to Parent.

        SECTION 3.2 Representations and Warranties of Parent and Sub. Except as set forth on the Disclosure Schedule (provided that an item on such Disclosure Schedule shall be deemed to qualify only the particular subsection or subsections of this Section 3.2 specified for such item) delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and Sub represent and warrant to the Company as follows:

        (a) Organization, Standing and Corporate Power. Parent is and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect on Parent. Parent has delivered to the Company complete and correct copies of its articles of incorporation and by-laws.

        (b) Capital Structure. The authorized capital stock of Parent consists of 320,000,000 shares of Parent Common Stock. At the close of business on June 30, 2001, (i) 156,074,952 shares of Parent Common Stock were issued and outstanding, (ii) 81,175,767 shares of Parent Common Stock were held by Parent in its treasury, and (iii) 5,233,644 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding employee stock options to purchase shares of Parent Common Stock. Except as set forth above, at the close of business on June 30, 2001, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. All issued and outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights. To the knowledge of Parent, there are no voting trusts, voting agreements, irrevocable proxies or other agreements with respect to any voting shares of capital stock of Parent. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or its subsidiaries. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of Parent or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of Parent based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause Parent or any of its subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of Parent. As of the date of this Agreement, the authorized capital stock of Sub consists of 25,000 shares of common stock, no par value of which 100 shares have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

        (c) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Stockholder Approval of this Agreement. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

        The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the articles of incorporation or by-laws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts violations, defaults or rights that individually or in the aggregate would not (x) have a Material Adverse Effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

        No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing with the Specified Agencies of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Form S-4 and (y) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the articles of merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the filing with and the approval by all applicable gaming regulatory bodies in jurisdictions where Parent or its subsidiaries are engaged in business and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under
(x) the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (y) the "takeover" or "blue sky" laws of various states, the failure of which to be obtained or made would not have a Material Adverse Effect on Parent, impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither Parent nor any subsidiary of Parent nor any director or officer of Parent or any subsidiary of Parent has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws (as defined in Section 3.1(o)) is being or may be revoked or suspended other than such claims, demands, notices, complaints, court orders or administrative orders which would not have a Material Adverse Effect on Parent.

        (d) SEC Documents; Financial Statements. Since January 1, 1998, Parent has filed with the SEC all required reports and forms and other documents (the "PARENT SEC DOCUMENTS"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document filed and publicly available prior to the date of this Agreement, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and publicly available, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto.

        (e) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or the Parent's stockholders or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

        (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement and publicly available, since September 30, 2000, Parent has conducted its business only in the ordinary course consistent with prior practice and there has not been (i) any Material Adverse Change in Parent, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Material Adverse Effect on Parent, (v) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, or (vi) any other action taken by Parent or any of its subsidiaries which, if Section 4.1(b) had then been in effect, would have been prohibited by such section if taken without Company's consent (and no agreement, understanding, obligation or commitment to take any such action exists).

        (g) Litigation. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement and publicly available, there is no suit, action, investigation, audit or proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that would (i) have a Material Adverse Effect on Parent, (ii) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii).

        (h) Brokers. Neither Parent nor any of its subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees and no broker or finder has acted directly or indirectly for Parent or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby.

        (i) Voting Requirements. The Board of Directors of Parent at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of Parent and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement; (iii) recommended approval of the issuance of Parent Common Stock as contemplated by this Agreement by the holders of Parent's Common Stock and directed that such issuance be submitted for consideration by Parent's stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote is the only vote of the holders of any class or series of the Parent's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

        (j) Tax Matters. To Parent's knowledge, neither Parent nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368 of the Code.

        (k)    Compliance with Applicable Laws.

            (i) Each of Parent and its subsidiaries has in effect all material Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. To Parent's knowledge, no Governmental Entity is considering limiting, suspending or revoking any of Parent's or its subsidiaries' Permits. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement and publicly available, Parent and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for noncompliance which would not have a Material Adverse Effect on Parent.

            (ii) Parent and each of its subsidiaries are, and each of their respective directors, officers, and persons performing management functions similar to officers are, in compliance with all applicable Gaming Laws, except for noncompliance which would not have a Material Adverse Effect on Parent.

        (l) Environmental.

            (i) Parent and each of its subsidiaries is, and has been, and each of Parent's former subsidiaries, while subsidiaries of Parent, was, in compliance with all applicable

Environmental Laws, except for noncompliance which would not have a Material Adverse Effect on Parent.

            (ii) During the period of ownership or operation by Parent and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of Parent, any surrounding site, except in each case for those which would not have a Material Adverse Effect on Parent. Parent has not shipped any Hazardous Material to any disposal site for which it is subject to any liability, except for such liabilities which would not have a Material Adverse Effect on Parent. Prior to the period of ownership or operation Parent and its subsidiaries of any of their respective current or previously owned or leased properties, no Hazardous Material was generated, treated, stored, disposed of, used, handled, released or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which would not have a Material Adverse Effect on Parent.

        (m) Contracts; Debt Instruments. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole. Each material contract disclosed in the Parent SEC Documents is a valid and legally binding obligation of Parent or its subsidiaries, whichever is applicable, and is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a Material Adverse Effect on Parent.

        (n) Intellectual Property. Except as would not have a Material Adverse Effect on Parent, (i) Parent and each of its subsidiaries owns, has the right to acquire or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted, (ii) no claims are pending or, to the knowledge of Parent, threatened, that Parent or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property, and (iii) to the knowledge of Parent, no person is infringing on or otherwise violating any right of Parent or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Parent or its subsidiaries.

        (o) Interim Operations of Sub.

            (i) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            (ii) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

        SECTION 4.1 Conduct of Business.

        (a) Conduct of Business by the Company. Except (i) to the extent prohibited by any Gaming Authority or a prior approval of a Gaming Authority is required to agree to the undertaking, (ii) as set forth on Schedule 4.1 or (iii) as consented to by Parent in writing, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing and except as set forth on Section 4.1(a) of the Company Disclosure Schedule, between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, the Company shall not, and shall not permit any of its subsidiaries to:

            (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) other than the issuance of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement, (A) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (B) amend, waive or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (C) accelerate the vesting of any of the Stock Options (other than acceleration which occurs automatically in connection with the Merger in accordance with the written existing terms of Stock Options outstanding on the date hereof);

            (iii) amend its articles of incorporation, bylaws or other comparable charter or organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

            (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (B) any assets except purchases of inventory, fixtures, furniture, supplies and equipment in the ordinary course of business;

            (v) commence or undertake to commence the operation or management of a casino other than the existing casinos and the existing casino management contract of the Company or enter into any agreement or license pertaining to the Company's intellectual property used in Spin for Cash Joint Venture;

            (vi) mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business and incurrence of immaterial Liens that do not materially interfere with the operation of the business of the Company or materially detract from the value of its properties and assets;

            (vii) (A) incur any indebtedness for borrowed money except in the ordinary course of business consistent with past practices or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (B) except as required under the terms of written agreements existing on the date hereof, make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

            (viii) (A) settle the pending lawsuit with Acres Gaming Incorporated or (B) pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business;

            (ix) (A) increase the rate or terms of compensation payable or to become payable generally to any of the Company's or any of its subsidiaries' directors, officers or employees other than reasonable increases to non-executive management employees, (B) pay or agree to pay any pension, retirement allowance, severance, continuation or termination benefit or other employee benefit not provided for by any existing Pension Plan, Benefit Plan or employment agreement described in the Company SEC Documents filed prior to the date of this Agreement and publicly available or set forth on the Company Disclosure Schedule, other than in the ordinary course of business, (C) establish, adopt or commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any employee plan or benefit arrangement, or amend or modify or increase the rate or benefits under or take any action to accelerate the rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or arrangement, including the Stock Option Plan or other Benefit Plan, (D) enter into any severance or employment agreement with or for the benefit of any person or agree to any severance pay, continuation pay or termination pay other than in the ordinary course of business with respect to non-executive management, or (E) increase the rate of compensation under or otherwise change the terms of any existing employment agreement with any executive officers or directors; provided that the aggregate amount of all payments or increases in payments or benefits permitted under this Section 4.1(a)(ix) shall not in the aggregate be material;

            (x) except in the ordinary course of business, modify, amend, renew, fail to renew or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims;

            (xi) change fiscal years;

            (xii) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company;

            (xiii) enter into any collective bargaining agreement;

            (xiv) engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of the Company's directors or executive officers other than pursuant to such agreements existing on the date hereof and disclosed on the Company Disclosure Schedule;

            (xv) make or agree to make any new capital expenditures in amounts in excess of the amounts reflected in the capital expenditure budgets provided to Parent;

            (xvi) make or rescind any express or rescind any deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending June 30, 2000, except as may be required by applicable law;

            (xvii) amend, modify or waive any of the provisions of the Employment Agreements; or

            (xviii)authorize any of, or commit or agree to take any of, the foregoing actions.

        (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing and except as set forth on Section 4.1(b) of the Parent Disclosure Schedule, between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, Parent shall not:

            (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, or (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu or in substitution for shares of its common stock, except for such actions taken in the ordinary course of business consistent with past practice or under any stock option plans of Parent, as such plans may hereafter be amended;

            (ii) amend its articles of incorporation or bylaws; or

            (iii) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Parent.

        SECTION 4.2 No Inconsistent Activities.

        (a) In light of the consideration given by the Board of Directors of the Company prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, and in light of the Company's representations contained in Section 3.1(j), the Company agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, solicit or initiate, or encourage the submission of, any Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, provided, however, that nothing in this Section 4.2 shall prevent the Company or its Board of Directors from furnishing nonpublic information to, or entering into discussions or negotiations with, another person in connection with an unsolicited bona fide written proposal for a Takeover Proposal by such person, if and only to the extent that (i) such person has made a written proposal to the Board of Directors of the Company to consummate a Takeover Proposal, which proposal identifies a price or range of values to be paid for the outstanding securities or all or substantially all of the assets of the Company, (ii) the Board of Directors of the Company determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Takeover Proposal is reasonably capable of being completed on substantially the terms proposed (which determination shall include confirmation that the party making the Takeover Proposal will have any funds necessary to complete the Takeover Proposal) and such Takeover Proposal would, if so completed, result in at transaction that would provide greater value to the holders of Company Common Stock than the Merger (a "SUPERIOR PROPOSAL"), (iii) the Board of Directors of the Company determines in good faith, based on the advice of its outside legal counsel, that such action is necessary in order to comply with its fiduciary duties to the holders of Company Common Stock under applicable law, and (iv) before furnishing such nonpublic information to, or entering into discussions or negotiations with, such person, the Board of Directors receives from such person an executed confidentiality agreement in form and substance substantially similar to the confidentiality agreement dated June 21, 2001 between the Company and Parent (the "Confidentiality Agreement").

        (b) The Company shall notify Parent orally and in writing of any inquiries, offers or proposals with respect to a Takeover Proposal (including without limitation the terms and conditions of such proposal, the identity of the person or entity making it and all other information reasonably requested by Parent), within 48 hours of the receipt thereof, shall keep Parent informed of the status and details of any such inquiry, offer or proposal and answer Parent's questions with respect thereto. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally) for a merger, consolidation, purchase of assets, tender offer or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, 10% or more of the voting securities of, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries shall directly or indirectly, release any third party from any confidentiality agreement. Nothing contained herein shall prohibit the Company from disclosing to its stockholders the statement required by Rule 14e-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer.

        (c) Parent agrees that prior to the Closing Date it shall not (i) consolidate with or merge into any other person whereby Parent is not or would not be the continuing or surviving corporation or entity and ultimate parent entity (as that term is used under the HSR Act and related rules) of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any person, unless, in each such case, such person acknowledges that the surviving entity shall continue to be bound by all obligations of Parent under this Agreement.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        SECTION 5.1 Preparation of Form S-4 and the Proxy Statement; Stockholders' Meetings.

        (a) As promptly as reasonably practicable after the execution of this Agreement, (i) the Company and Parent shall prepare and file with the SEC a joint proxy statement/registration statement relating to the meetings of the Company's stockholders to be held to obtain the Company Stockholder Approval and of the Parent's stockholders to obtain the Parent Stockholder Approval (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") and
(ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "FORM S-4") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use its commercially reasonable efforts to cause the Form S-4 to become effective as promptly as practicable, and shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Each of Parent and the Company shall furnish all information concerning itself to the other as the other may reasonably request in connection with such actions and the preparation of the Form S-4 and Proxy Statement. The Company authorizes Parent to utilize in the Form S-4 and in all such state filed materials, the information concerning the Company and its subsidiaries provided to Parent in connection with, or contained in, the Proxy Statement. Parent promptly will advise the Company when the Form S-4 has become effective and of any supplements or amendments thereto, and the Company shall not distribute any written material that would constitute, as advised by counsel to the Company, a "PROSPECTUS" relating to the Merger or the Parent Common Stock within the meaning of the Securities Act or any applicable state securities law without the prior written consent of Parent. As promptly as practicable after the Form S-4 shall have become effective, each of the Company and Parent shall mail the Proxy Statement to its respective stockholders.

        (b) Parent agrees promptly to advise the Company if at any time prior to the respective meetings of stockholders of Parent or the Company any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of Parent or the Company.

        (c) The Company agrees promptly to advise Parent if at any time prior to the respective meetings of stockholders of Parent or the Company any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable law after the mailing thereof to stockholders of Parent or the Company.

        (d) As soon as reasonably practicable following the date of this Agreement but taking into account the likely timing of obtaining regulatory approvals to complete the transactions contemplated herein, each of the Company and Parent shall call and hold a meeting of its respective stockholders (the "COMPANY STOCKHOLDERS' MEETING" and the "PARENT STOCKHOLDERS' MEETING," respectively), for the purpose of obtaining the Company Stockholder Approval and the Parent Stockholder Approval, respectively. Each of the Company and Parent shall use its commercially reasonably efforts to solicit from its stockholders proxies, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law or otherwise to obtain the Company Stockholder Approval and the Parent Stockholder Approval, respectively, and through its respective Board of Directors, shall recommend to its respective stockholders the obtaining of the Company Stockholder Approval and the Parent Stockholder Approval, respectively.

        SECTION 5.2 Access to Information; Confidentiality.

        (a) Subject to any restrictions under applicable law, the Company shall, and shall cause its subsidiaries to, afford Parent, and the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access upon reasonable notice, during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request.

        (b) Subject to any restrictions under applicable law, Parent shall, and shall cause its subsidiaries to, afford the Company, and the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access upon reasonable notice, during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Parent shall, and shall cause each of its subsidiaries to, furnish promptly to the Company, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities or gaming laws and (b) all other information concerning its business, properties and personnel as the Company may reasonably request.

        (c) Except as required by law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement.

        SECTION 5.3 Reasonable Efforts; Notification.

        (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company, Parent and Sub agrees to use commercially reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the making of all necessary applications, registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all necessary actions or non-actions, licenses, consents, approvals or waivers from Governmental Entities and other third parties, (iii) taking of all commercially reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, (v) the defending of any lawsuits or other legal proceedings, by persons other than Governmental Entities, challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including the using of all commercially reasonable efforts necessary to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby, (vi) the using of all commercially reasonable efforts to fulfill all conditions to the obligations of Parent, Sub or the Company pursuant to this Agreement, (vii) the Company taking all commercially reasonable actions requested by Parent in connection with obtaining any consents, waivers or amendments requested by Parent under any outstanding debt instruments of the Company and (viii) the using of all commercially reasonable efforts to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that Parent shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, license, consent, approval or exemption is reasonably likely to be materially burdensome to Parent and its subsidiaries taken as a whole or to impact (x) in a materially adverse manner the operations of Parent or (y) the economic or business benefits of the transactions contemplated by this Agreement so as to render to Parent, in the good faith judgment of Parent, inadvisable the consummation of the Merger.

        (b) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the occurrence of any change or event having, or which insofar as can reasonably be foreseen to have, a Material Adverse Effect on it; provided, however, that no such notification shall (A) affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (B) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        SECTION 5.4 Gaming Approvals.

        (a) Gaming Approvals. Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Parent agrees to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, qualifications, consents, waivers, variances, exemptions, orders, approvals and authorizations of all Governmental Entities under all Gaming Laws which are necessary in connection with the consummation of the transactions contemplated by this Agreement (whether required to be made or obtained prior to or after the Effective Time) (all of the foregoing, collectively "GAMING APPROVALS") and to comply with the terms and conditions of all such Gaming Approvals. Each of the Company and Parent shall use all commercially reasonable efforts to, and to cause their respective officers, directors and affiliates to file within 45 days after the date hereof, and in all events shall file within 75 days after the date hereof, all required initial applications and documents in connection with obtaining the Gaming Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Parent and Company shall have the right to review in advance, subject to the Confidentiality Agreement, and to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective subsidiaries, directors, officers and stockholders, which appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. The Company and Parent agree to promptly advise each other upon receiving any communication from any Governmental Entity which causes such party to believe that there is a reasonable likelihood that any Gaming

Approval required from such Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed.

        Nothing in this Section 5.4(a) shall obligate Parent to take any action which would require the voluntary surrender, forfeiture or other termination by Parent of a Gaming Approval then held by Parent or any of its subsidiaries if Parent determines in good faith that it is inadvisable to do so.

        (b) Denial of License; Individuals. If any person shall become an Ineligible Person prior to the Closing, then (i) each Ineligible Person shall, and Parent or the Company shall cause each Ineligible Person to, immediately and permanently, resign from any position, including as director or officer, in the Company, Parent or Sub and each Ineligible Person shall have no further management role in Parent, Sub or the Company, (ii) if required to do so by any Governmental Entity as a condition to receipt of any Gaming Approval, each Ineligible Person shall, and Parent or the Company shall cause each Ineligible Person to, dispose of all of its securities or other ownership interests in Parent or the Company, and (iii) each Ineligible Person shall, and Parent or the Company shall cause each Ineligible Person to, cooperate with the Company, Parent and Sub in their efforts to obtain and retain in full force and effect the Gaming Approval. "INELIGIBLE PERSON" shall mean any person (i) who owns any capital stock or other interest in Parent or the Company and who is denied a Gaming Approval, disqualified from eligibility for a Gaming Approval or found unsuitable by any Governmental Entity before the Closing Date (ii) whose continued involvement in the business of Parent or the Company as an employee, director, officer or otherwise is reasonably likely to have a material adverse effect on] the likelihood that any Governmental Entity will issue a Gaming Approval to the Company, the Surviving Corporation, Sub or Parent or (iii) is expressly precluded from having any continuing interest in the Company, the Surviving Corporation, Sub or Parent in any Gaming Approval granted by a Governmental Entity as a condition to the issuance or continued validity of any Gaming Approval by any Governmental Entity.

        SECTION 5.5 Stock Option Plan; Stock.

        (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plan (as defined below)) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding stock options to purchase shares of Company Common Stock ("STOCK OPTIONS") heretofore granted under any stock option or stock appreciation rights plan, program or arrangement of the Company or under any stock option award agreement, including, without limitation, the Company's 1995 Employee Stock Option Plan and the Company's 2000 Stock Incentive Plan (collectively, the "STOCK OPTION PLAN") as is necessary to provide that each Stock Option outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be immediately converted as of the Effective Time into the right to purchase from Parent the Option Conversion Number (as defined below) of shares of Parent Common Stock (each an "ADJUSTED OPTION").

        Each Adjusted Option will have the same terms as the Stock Option to which it is related, which Stock Option shall remain exercisable following the Effective Time in accordance with its terms and the provisions of the Stock Option Plan or agreement under which granted, except for its exercise price and the number and kind of shares subject thereto. The exercise price of any Adjusted Option (the "ADJUSTED EXERCISE PRICE") shall be an amount equal to the exercise price of the Stock Option related to such Adjusted Option as of the date of this Agreement divided by the Exchange Ratio. The "OPTION CONVERSION NUMBER" for any Adjusted Option shall be equal to the number of shares purchasable pursuant to the Stock Option related to such Adjusted Option as of the date of this Agreement multiplied by the Exchange Ratio, rounded to the nearest whole.

        (b) As an inducement to cause the Company to enter into this Agreement, Parent agrees to take such actions as are necessary, for the conversion of the Stock Options of the Company pursuant to Section 5.5(a) into Adjusted Options, including the reservation, issuance and listing of Parent Common Stock as is necessary to effectuate the transactions contemplated by Section 5.5(a). At or prior to the Effective Time, Parent agrees to file a registration statement on Form S-8 (or any successor form) or a post-effective amendment to the Form S-4 covering the shares of Parent Common Stock to be issued under the Adjusted Options described above.

        (c) Parent covenants and agrees: (i) it will take all reasonably necessary board action so that all securities (including derivative securities) of Parent issuable pursuant to the Merger or this Agreement to any executive officer or director of the Company subject to Section 16 of the Exchange Act is issued in a transaction exempted under Rule 16b-3 of the Exchange Act; and (ii) for a period of one year from the Effective Time, Parent will cause to be available adequate current public information with respect to the Parent within the meaning of Rule 144(c) under the Securities Act. Parent hereby represents, warrants and agrees that purchases or sales of securities of Parent made pursuant to a contract, instruction or plan entered into in good faith pursuant to and in accordance with Rule 10b5-1 under the Exchange Act are exempt from any policy of, or restriction imposed by, Parent regulating the purchase or sale of its securities.

        SECTION 5.6 Indemnification, Exculpation and Insurance.

        (a) The articles of incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability no less favorable than the provisions set forth in the Company's articles of incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or its Subsidiaries and were entitled to indemnification under the Company's articles of incorporation and bylaws, unless such modification is required by law.

        (b) For six years from the Effective Time, Parent shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) on terms no less favorable than the terms of such current insurance coverage; provided, however, that (i) in lieu of the purchase of such insurance by the Surviving Corporation or Parent, the Company, with Parent's written consent, may purchase a five-year extended reporting period endorsement ("reporting tail coverage") under its existing directors' and officers' liability insurance coverage and (ii) if the cost of such insurance in any year during such six-year period shall exceed 150% of the premium cost for such policy during the year ended June 30, 2000 (the "MAXIMUM PREMIUM"), then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide coverage affording the same protection as maintained by Parent as of such date for its officers and directors. The Company represents to Parent that the Maximum Premium is $280,000.

        (c) In addition to the other rights provided for in this Section 5.6, for six years after the Effective Time, Parent hereby, to the fullest extent permitted by applicable law, guaranties the obligations of the Company under
Section 5.6 (a) for the directors and executive officers which are identified in
Section 5.6(c) of the Company Disclosure Schedule. Parent unconditionally and irrevocably waives any provision under applicable law that may limit the enforceability of such guaranty.

        (d) The obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.6 shall be binding on the successors and assigns of Parent and the Surviving Corporation. If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties or assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.

        SECTION 5.7 Letters of Accountants.

        (a) The Company shall use its commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of Deloitte & Touche, the Company's independent public accountants, dated and delivered on the date on which the Form S-4 shall become effective and dated the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

        (b) Parent shall use its commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche, Parent's independent public accountants, dated and delivered on the date on which a Form S-4 shall become effective and dated the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

        SECTION 5.8 Fees and Expenses. Except as provided in Section 7.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that those expenses incurred in connection with the printing of the Proxy Statement and Form S-4, including the filing fee paid to the SEC, and the HSR Act filing fee will be shared equally by Parent and the Company.

        SECTION 5.9 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, including without limitation those press releases that may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

        SECTION 5.10 Affiliate Letters. The Company has or shall within 10 days hereof, deliver to Parent Affiliate Agreements in the form of Exhibit B attached hereto executed by each person who may reasonably be deemed an "affiliate" of the Company.

        SECTION 5.11 Resignation of Directors and Officers. The Company shall use commercially reasonable efforts to cause the officers and directors of the Company and its subsidiaries as Parent may request to resign their positions as such as of the Effective Time.

        SECTION 5.12 Rights Agreement. The Board of Directors of the Company shall take all further action reasonably requested in writing by Parent in order to render the Rights Agreement or any similar instrument inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as requested in writing by Parent, during the term of this Agreement, the Board of Directors of the Company shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Rights), including any action to facilitate a Takeover Proposal.

        SECTION 5.13 Board of Directors of Parent. As of the Effective Time (i) the by-laws of Parent shall be amended to increase the size of the Board of Directors of Parent by two and (ii) Thomas J. Matthews and a person mutually agreed upon by the Company and Parent shall be appointed as Directors of Parent.

        SECTION 5.14 Officer's Certificates for Tax Opinions. Each of the Company and Parent shall deliver an Officer's Certificate substantially in the forms of Exhibit C-1 and C-2, respectively, pursuant to which each of the Company and Parent shall make reasonable and customary representations for reliance by counsel to the Company and Parent for the purpose of rendering the tax opinions referenced in Section 6.1(f).

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

        SECTION 6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) Stockholder Approvals. The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

        (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and under the Stock Option Plan shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

        (c) No Injunctions or Restraints. No litigation brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

        (d) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

        (e) HSR Act. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

        (f) Tax Opinions. Each of Parent and the Company shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986. In preparing the Company and Parent tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and the stockholders of the Company shall make) reasonable representations related thereto, including the representations set forth in the officer certificates attached as Exhibits C-1 and C-2 hereto.

        SECTION 6.2 Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to the following conditions:

        (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

        (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

        (c) Affiliate Agreements. Parent shall have received from each person who may reasonably be deemed to be an "affiliate" of the Company a signed agreement substantially in the form of Exhibit B attached hereto.

        (d) Certificates and Other Deliveries. The Company shall have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Secretary of State of the State of Nevada stating that it is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company; and (iii) a true and complete copy of the articles of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the by-laws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

        (e) Comfort Letters. Parent shall have received "comfort letters" from Deloitte & Touche LLP on the date of the Proxy Statement and on the Effective Time.

        (f) Employment. Each of Thomas J. Matthews and Joseph Murphy shall have continued in the employment of the Company through, and be employed by the Company on, the Effective Time and their respective new Employment Agreements shall be in full force and effect, except to the extent such employment or Employment Agreement has terminated as a result of the death or disability of the employee.

        (g) No Material Adverse Change. From and including the date hereof, there shall not have occurred a Material Adverse Change with respect to the Company.

        (h) Consents and Approvals. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations and filings (including without limitation all Gaming Approvals and approvals under all Lottery Laws) (collectively, "CONSENTS AND FILINGS") required to be made or obtained by the Company or Parent from all Governmental Entities and parties to loan or credit agreements, notes, mortgages, indentures, leases or other contracts, agreements or instruments to which the Company, Parent or any of their respective subsidiaries is a party or by which the Company, Parent or any of their respective subsidiaries or their respective assets are bound or affected, as are required in connection with the Merger and the consummation of the transactions contemplated hereby, have been obtained or made, as applicable, by the Company or Parent, as the case may be, without the imposition of any limitations, prohibitions or requirements which in the good faith judgment of Parent render inadvisable the consummation of the Merger, and are in full force and effect, other than those Consents and Filings (excluding Gaming Approvals and approvals under all Lottery Laws) which, if not obtained or made, would not, either have (i) a material adverse effect on the transactions contemplated hereby, (ii) a Material Adverse Effect on the Surviving Corporation or Parent after the Effective Time, (iii) a Material Adverse Effect on the continuation of the operations and business of the Company and its subsidiaries by the Surviving Corporation after the consummation of the transactions contemplated hereby or
(iv) cause any officer or director of the Company to be in violation of applicable law in any material respect.

        (i) Indenture Compliance. The Company shall be in compliance with
Section 5.1 of the Indenture, dated October 17, 2000, between the Company and U.S. Trust Company, National Association after giving "Pro Forma" (as defined in such Indenture) effect to the Merger.

        SECTION 6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions:

        (a) Representations and Warranties. Each of the representations of Parent and Sub contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

        (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

        (c) Certificates and Other Deliveries. Parent shall have delivered to the Company (i) a certificate of existence from the Secretary of State of the State of Nevada stating that Parent is a validly existing corporation together with a certificate of good standing from the Secretary of State of the State of Nevada stating that Sub is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors of each of Parent and Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the stockholders of Parent approving the issuance of the Parent Common Stock pursuant to the Merger, each certified by the Secretary or the Assistant Secretary of the Company; and (iii) a true and complete copy of the articles of incorporation, as amended, of Parent and Sub certified by the Secretary of State of the state of each of their incorporation, and a true and complete copy of the by-laws, as amended, of Parent and Sub certified by the Secretary or Assistant Secretary of Parent and Sub, as applicable.

        (d) Comfort Letters. The Company shall have received "comfort letters" from Deloitte & Touche LLP on the date of the Proxy Statement and on the Effective Time.

        (e) No Material Adverse Change. From and including the date hereof, there shall not have occurred a Material Adverse Change with respect to Parent.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

        SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or of Parent:

        (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors;

        (b) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by January 30, 2002 or, if capable of being cured or satisfied, is not cured or satisfied within 45 days after written notice of such breach;

        (c) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by January 30, 2002 or, if capable of being cured or satisfied, is not cured or satisfied within 45 days after written notice of such breach;

        (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

        (e) by either Parent or the Company, if the Merger shall not have occurred by January 30, 2002, unless the failure to consummate the Merger is the result of a breach of covenant set forth in this Agreement or a willful and material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement and provided that if the Merger has not been consummated because of a failure to obtain approval from a Governmental Entity and such approval is still being pursued, then Parent or Company may extend such date to April 31, 2002 by providing written notice thereof to the Company on or before January 30, 2002;

        (f) by either Parent or the Company (provided that the terminating party is not in material breach of any of its obligations hereunder), if any approval of the stockholders of the Company or Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's or Parent's stockholders or at any adjournment or postponement thereof;

        (g) by Parent, if the Board of Directors of the Company (i) withdraws or modifies adversely its recommendation of the Merger following the receipt by the Company of a Takeover Proposal, (ii) recommends a Takeover Proposal to Company stockholders or (iii) fails to call or hold the Company Stockholders' Meeting following the receipt by the Company of a Takeover Proposal;

        (h) by the Company, if the Share Value would be less than $50.00 per share unless Parent, within five business days after receipt of written notice by the Company of its intention to so terminate, shall have elected to adjust the Exchange Ratio pursuant to the fifth sentence of Section 2.1(c)(i) hereof; or

        (i) by the Company, if prior to the Company Stockholder Approval and as a result of a Superior Proposal, the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the termination of this Agreement and acceptance of such Superior Proposal is necessary in order to comply with its fiduciary duties; provided, however, that before the Company may terminate this Agreement pursuant to this subsection 7.1(i), the Company shall give notice to Parent of the proposed termination under this subsection 7.1(i) and Parent, within five (5) business days of receipt of such notice, shall have the right, in its sole discretion, to offer to amend this Agreement to provide for terms substantially similar to those of the Superior Proposal and the Company shall negotiate in good faith with Parent with respect to such proposed amendment; provided, further, that if Parent and the Company are unable to reach an agreement with respect to the Parent's proposed amendment within the five (5) business day period described above, the Company may terminate this Agreement pursuant to this subsection 7.1(i); or

        (j) by Parent, if the Share Value would be greater than $75.00 per Share unless within five business days after receipt of written notice by Parent of its intention to so terminate, shall have elected to adjust the Exchange Ratio pursuant to the third sentence of Section 2.1(c)(i) hereof; or

        SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except as set forth in Section 5.2(c), Section 5.8 and
Section 7.5 which shall survive termination and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement in which event if the other party so terminates this Agreement, then the terminating party may take any action or pursue any remedy available to it under applicable law.

        SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after approval hereof by the stockholders of the Company and Parent; provided, however, that after such stockholder approval there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        SECTION 7.5 Termination Fee.

        (a) In the event (i) Company terminates this Agreement pursuant to
Section 7.1(i), (ii) Parent terminates this Agreement pursuant to Section 7.1
(g) or Parent terminates this Agreement as a result of the Company's willful and material breach of Section 4.2, then the Company shall pay Parent an amount equal to $30,000,000 (the "TERMINATION FEE") by wire transfer of immediately available funds upon the occurrence of such event.

        (b) In the event (i) Company Stockholder Approval is not received, (ii) prior to the Company Stockholders' Meeting there shall have been a Takeover Proposal made (whether or not such Takeover Proposal shall have been rejected or shall have been withdrawn prior to the time of the Company Stockholders' Meeting) and (iii) within twelve (12) months from the termination of this Agreement, the Company shall have entered into an agreement for, and within twenty-four (24) months from such termination shall have consummated, a transaction that would constitute a Takeover Proposal (whether or not with the party that made the initial Takeover Proposal) then the Company shall pay Parent an amount equal to the Termination Fee by wire transfer of immediately available funds, payable upon consummation of such transaction.

        (c) The parties agree that the agreements contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement. If the Company fails to promptly pay to Parent any fee due under this Section 7.5, the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America from the date such fee was first due.

        (d) The payment by the Company of the Termination Fee pursuant to this
Section 7.5 shall be Parent's and Sub's exclusive remedy against the Company for termination under Section 7.1 (g) other than for a willful breach by the Company of Section 4.2.

        SECTION 7.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver of this Agreement pursuant to Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

        SECTION 8.1 Nonsurvival of Representations and Warranties; Construction. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger (including without limitation the provisions of Section 5.4 hereof). Nothing in this Agreement will be construed in any manner to affect, amend, waive or modify any of the rights, privileges, duties, obligations or liabilities of either party under any agreement, arrangement, or understanding with the other party or its affiliates that relates to matters not expressly within the subject matter of this Agreement.

        SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)    if to Parent or Sub, to

               International Game Technology
               9295 Prototype Drive
               Reno, Nevada  89510-0580
               Facsimile:    775-448-0120
               Attention:    Sara Beth Brown, Esq.

        with a copy to:

               O'Melveny & Myers LLP
               114 Pacifica, Suite 100
               Irvine, California  92618
               Facsimile:    949-737-2300
               Attention:    J. Joseph Herron, Esq.

        (b)    if to the Company, to:

               Anchor Gaming
               815 Pilot Road, Suite G
               Las Vegas, Nevada  89119-3739
               Facsimile:    702-896-6992
               Attention:    Dave Johnson, Esq.

        with a copy to:

               Hughes & Luce, LLP.
               1717 Main Street
               Suite 75201
               Facsimile:    214-939-5849
               Attention:    Glen J. Hettinger, Esq.

        SECTION 8.3 Definitions. For purposes of this Agreement:

        (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (b) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, the Surviving Corporation or Parent, any change or effect (or any development that is likely to result in any change or effect) that is or is likely to be, individually or in the aggregate, materially adverse to the business, assets, properties, financial condition or results of operations of such party and its subsidiaries taken as a whole, provided that Material Adverse Effect shall not be deemed to include the impact of circumstances affecting the gaming industry, the economy or capital markets generally.

        (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

        (d) a "subsidiary" with respect to any person means ownership directly or indirectly of an amount of the voting securities, other voting ownership or voting partnership interests of another person which is sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, more than 50% of the equity interests.

        SECTION 8.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Article II and Sections 5.5 and 5.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

             [The remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PARENT:

INTERNATIONAL GAME TECHNOLOGY,
a Nevada corporation



By:     /s/ G. Thomas Baker
        -------------------------------
        Name:  G. Thomas Baker
        Its:   President

SUB:

NAC CORPORATION, a Nevada corporation



By:     /s/ Sara Beth Brown
        -------------------------------
        Name:  Sara Beth Brown
        Its:   President

THE COMPANY:

ANCHOR GAMING, a Nevada corporation



        By: /s/ T. J. Matthews
        -------------------------------
        Name: T. J. Matthews
        Its: Chief Executive Officer

                                    EXHIBIT A

                        FORM OF COMPANY VOTING AGREEMENT

                                VOTING AGREEMENT

                                                                __________, 2001



International Game Technology
9295 Prototype Drive
Reno, Nevada 89510-0580

        Re: Agreement of Certain Stockholders Concerning Transfer and Voting of Shares of Anchor Gaming

        I understand that you and Anchor Gaming (the "Company"), of which the undersigned is the [Chief Executive Officer][Chief Operating Officer -- Gaming Operations], are prepared to enter into an agreement for the merger of a wholly-owned subsidiary ("Sub") of Parent into the Company, but that you have conditioned your willingness to proceed with such agreement (the "Agreement") upon your receipt from me of assurances satisfactory to you of my support of and commitment to the Merger. I am familiar with the Agreement and the terms and conditions of the Merger. Terms used but not otherwise defined herein shall have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, I hereby represent and warrant to you and agree with you as follows:

        1. Voting. I will cause to be voted by proxy all shares of capital stock of Company owned of record or beneficially owned or held in any capacity by me or under my control, by proxy or otherwise, in favor of the Merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or transactions. I hereby revoke any other proxy granted by me and appoint you, during the term of this letter agreement, as proxy for and on behalf of me to vote (including, without limitation, the taking of action by written consent) such shares, for me and in my name, place and stead for the matters and in the manner contemplated by this Section 1.

        2. Ownership. As of the date hereof, my only ownership of, or interest in, equity securities of the Company, including proxies granted to me, consists solely of the interests described in Schedule 1 attached hereto (collectively, the "Shares").

        3. Restriction on Transfer. I will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein (including the granting of a proxy to any person) or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein unless, prior thereto, any such transferee agrees in writing in a form satisfactory to you to be bound by the terms hereof.

        4. Share Legend. You shall have received, upon your request and allowing for adequate time to respond to such request, evidence satisfactory to you that the following legend has been placed on the certificate for the Shares:

               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT DATED JULY 8, 2001 BETWEEN THE REGISTERED HOLDER HEREOF AND INTERNATIONAL GAME TECHNOLOGY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ANCHOR GAMING.

        5. Effective Date; Succession; Remedies; Termination. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and me, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. We agree that in light of the inadequacy of damages as a remedy, specific performance shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement. This letter agreement shall terminate on the earlier of (i) termination of the Agreement and (ii) consummation of the Merger.

        6. Nature of Holdings; Shares.

        All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by the undersigned, individually, jointly, or in any other capacity, and shall extend to any securities issued to the undersigned in respect of the Shares.

                                             [COMPANY CEO; COMPANY COO -- GAMING
                                             OPERATIONS]:


                                             -----------------------------------
                                             Name:
                                                   -----------------------------

                                   SCHEDULE 1

--------------------- -------------------- ------------------ --------------------- ------------------
Class                 Number of Shares     Record Owner       Beneficial Owner      Proxy Holder
--------------------- -------------------- ------------------ --------------------- ------------------
--------------------- -------------------- ------------------ --------------------- ------------------

--------------------- -------------------- ------------------ --------------------- ------------------

                                    EXHIBIT B

                            FORM OF AFFILIATE LETTER


International Game Technology
9295 Prototype Drive
Reno, Nevada 89510-0580

Ladies and Gentlemen:

        I have been advised that as of the date of this letter I may be deemed to be an "AFFILIATE" of Anchor Gaming, a Nevada corporation (the "COMPANY"), as the term "AFFILIATE" is (i) defined within the meaning of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of July 8, 2001 (the "AGREEMENT"), among International Game Technology, a Nevada corporation ("PARENT"), NAC Corporation, a Nevada corporation ("SUB"), and the Company, Sub will be merged with and into the Company (the "MERGER").

        In connection with the Merger, I am entitled to receive shares of common stock, par value $.000625 per share, of Parent (the "PARENT SHARES") in exchange for shares (or options for shares) owned by me of capital stock of the Company (the "COMPANY SHARES").

        I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger, I:

        (a) shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations;

        (b) have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company;

        (c) have been advised that the issuance of Parent Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, because I have been advised that, at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) other than as set forth in the Agreement, because the distribution by me of the Parent Shares has not been registered under the Act, I will not sell, transfer or otherwise dispose of Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is effected in compliance with the applicable requirements of Rule 145 promulgated by the Commission under the Act,
(ii) such sale, transfer or other disposition has been made pursuant to an effective registration statement under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the staff of the

Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act;

        (d) understand that Parent is under no obligation, other than as set forth in the Agreement, to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger;

        (e) also understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

               THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JULY 8, 2001 BETWEEN THE REGISTERED HOLDER HEREOF AND INTERNATIONAL GAME TECHNOLOGY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ANCHOR GAMING.

        (f) also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

        It is understood and agreed that the legends set forth in paragraphs (e) and (f) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

        In connection with the proposed Merger, I wish to inform you that I do not have any present intention to sell or otherwise dispose of any of my the Company Shares or any of the Parent Shares I will receive in the Merger in violation of the Act.

        Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                Very truly yours,



                                    ____________________________________________
                                    Name:  _____________________________________




                                    Accepted this _____ day of _______, 2001, by

                                    INTERNATIONAL GAME TECHNOLOGY



                                    By:    _____________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________

                                    EXHIBIT C

                            FORM OF TAX CERTIFICATES


                          CERTIFICATE OF ANCHOR GAMING

        Reorganization Involving International Game Technology, NAC Corporation and Anchor Gaming

Ladies and Gentlemen:

        In accordance with the proposed reorganization pursuant to the Agreement and Plan of Merger, dated as of July 8, 2001, among International Game Technology, a Nevada corporation ("Parent"), NAC Corporation, a Nevada corporation ("Sub") and Anchor Gaming, a Nevada corporation (the "Company") (the "Merger Agreement"), Sub will be merged with and into the Company, with the Company to be the surviving corporation and a wholly-owned subsidiary of Parent (the "Merger"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

        The undersigned officer of the Company, on behalf of the Company, after consulting with legal counsel and financial auditors of the Company regarding the meaning of and the factual support for the following representations, hereby states that, in connection with the Merger, and as of the Effective Time thereof:

        1. The facts relating to the contemplated Merger of Sub with and into the Company pursuant to the Merger Agreement, as described therein, and the documents described in the Merger Agreement relating to the Merger are, insofar as such facts pertain to the Company, true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of Parent, its subsidiaries, affiliates or stockholders, on the one hand, and (b) any of the Company, its subsidiaries, affiliates or stockholders on the other hand, concerning the Merger. In rendering a tax opinion in connection with the transactions described in the Merger Agreement, we understand that tax counsel will be relying upon the accuracy of the factual information contained in the Joint Proxy Statement/Prospectus or Registration Statement filed in connection with the Merger and upon the representations, warranties and covenants set forth in this certificate.

        2. The Merger will be effected in accordance with the Merger Agreement.

        3. The fair market value of the voting common stock of Parent ("Parent Common Stock") to be received by each shareholder of the Company in the Merger will be approximately equal to the fair market value of the common stock of the Company ("Company Common Stock") exchanged therefore, and the aggregate consideration received by the stockholders of the Company in exchange for their Company Common Stock will be approximately equal to the fair market value of all of the outstanding shares of Company Common Stock immediately prior to the Merger.


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

        4. To the best knowledge of management of the Company, the stockholders of the Company will not sell, exchange or otherwise dispose of, to Parent, the Company or to persons related to Parent or Company, within the meaning of Treasury Regulation Section 1.368-1(e)(3), any shares of Parent Common Stock received in the Merger.

        5. No distribution with respect to shares of Company Common Stock or redemption of such shares has been or will be made prior to and in connection with the Merger. In addition, To the best knowledge of management of the Company, no person related to the Company within the meaning of Treasury Regulation Section 1.368-1(e)(3) has acquired or will acquire Company Common Stock prior to and in connection with the Merger.

        6. At the Effective Time, the Company will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of Sub's net assets and at least 70% of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, (i) assets disposed of by the Company or Sub prior to or subsequent to the Merger, and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations or transactions (whether formal or informal) with Parent in contemplation of the Merger (the "Pre-Merger Period"), (ii) amounts paid by the Company or Sub to shareholders who receive cash or other property, (iii) amounts paid by the Company or Sub to pay reorganization expenses, and (iv) all redemptions and distributions (except for regular, normal dividends) made prior to or after the Merger by the Company or Sub in connection with the Merger, will be included as assets of the Company or Sub, respectively, held immediately prior to the Merger.

        7. The Company has no obligation, understanding, agreement, plan or intention to issue additional shares of Company Common Stock that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). Control will generally exist within the meaning of Section 368(c) of the Code if Parent directly owns stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the Company.

        8. In the Merger, shares of Company Common Stock representing control of Company within the meaning of Section 368(c) of the Code will be exchanged solely for shares of voting stock of Parent.

        9. The Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect the acquisition or retention by Parent of control of the Company within the meaning of Section 368(c) of the Code.

        10. Parent will acquire 100% of the Company Common Stock outstanding immediately prior to the Merger solely in exchange for voting shares of Parent Common Stock. For purposes of this representation, Company Common Stock redeemed for cash or other property furnished by Parent will be considered as acquired by Parent. Further, no liabilities of the Company or the shareholders of the Company will be assumed by Parent, nor will any of the Company Common Stock be subject to any liabilities.

        11. The Company has not transferred any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, and (ii) payments for expenses incurred in connection with the Merger, and has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business or the payment of expenses incurred by the Company pursuant to the Merger (including payments made with respect to fractional shares, if any).

        12. Prior to the Merger, the Company has been conducting business, such business is its historic business for tax purposes, and the Company will continue to operate its historic business through the Effective Time. The Company anticipates that, following the Merger, Parent will continue the Company's historic business or use a significant portion of its historic business assets in a business.

        13. Other than shares of Company Common Stock or options to acquire Company Common Stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of the Company in the ordinary course of business, no issuances of Company Common Stock or rights to acquire Company Common Stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period.

        14. The Company and the stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

        15. There is no intercorporate indebtedness between Parent and the Company, or between Sub and the Company, that was issued, acquired, or will be settled at a discount.

        16. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        17. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which those assets are subject.

        18. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        19. None of the compensation received (or to be received) by any shareholder of the Company will be separate consideration for, or allocable to, any of its shares of Company Common Stock; none of the shares of Parent Common Stock received by any shareholder of the Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement or service arrangement; and the compensation paid to any shareholder of the Company who also provides services to the Company, or will provide services to Sub, will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

        20. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the stockholders of the Company instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to such stockholders in exchange for their shares of Company Common Stock. The fractional share interests of each shareholder of the Company will be aggregated, and no shareholder of the Company will receive cash in an amount greater than the value of one full share of Parent Common Stock.

        21. The liabilities of the Company and the liabilities to which the transferred assets are subject were incurred by the Company in the ordinary course of business. Further, no liabilities of the Company or the stockholders of the Company will be assumed by Parent, nor will any of the Company Common Stock be subject to any liabilities.

        22. There will be no dissenters to the Merger.

        23. To the best knowledge of management of the Company, Parent does not own, nor has it owned at any time during the past five years, any shares of Company Common Stock.

        24. Prior to the Effective Time of the Merger, neither the Company nor any subsidiary of the Company has distributed the stock of any corporation in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

        25. The Company will not take any position on any Federal, state, or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or any of the foregoing representations, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

        The representations contained above are believed to be true and accurate in all material respects.

                             ANCHOR GAMING


                             By _________________________________

                             Title ______________________________

                             Date _______________________________

                  CERTIFICATE OF INTERNATIONAL GAME TECHNOLOGY



        Reorganization Involving International Game Technology, NAC Corporation and Anchor Gaming

Ladies and Gentlemen:

        In accordance with the proposed reorganization pursuant to the Agreement and Plan of Merger, dated as of July 8, 2001, among International Game Technology, a Nevada corporation ("Parent"), NAC Corporation, a Nevada corporation ("Sub") and Anchor Gaming, a Nevada corporation (the "Company") (the "Merger Agreement"), Sub will be merged with and into the Company, with the Company to be the surviving corporation and a wholly-owned subsidiary of Parent (the "Merger"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

        The undersigned officer of Parent, on behalf of Parent, after consulting with legal counsel and financial auditors of Parent regarding the meaning of and the factual support for the following representations, hereby states that, in connection with the Merger, and as of the Effective Time thereof:

        1. The facts relating to the contemplated Merger of Sub with and into the Company pursuant to the Merger Agreement, as described therein, and the documents described in the Merger Agreement relating to the Merger are, insofar as such facts pertain to Parent and Sub, true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of Parent, its subsidiaries, affiliates or stockholders, on the one hand, and (b) any of the Company, its subsidiaries, affiliates or stockholders on the other hand, concerning the Merger. In rendering a tax opinion in connection with the transactions described in the Merger Agreement, we understand that tax counsel will be relying upon the accuracy of the factual information contained in the Joint Proxy Statement/Prospectus or Registration Statement filed in connection with the Merger and upon the representations, warranties and covenants set forth in this certificate.

        2. The Merger will be effected in accordance with the Merger Agreement.

        3. Prior to and at the Effective Time of the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). Control will generally exist within the meaning of Section 368(c) of the Code if Parent directly owns stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of Sub.

        4. Sub is a newly formed corporation directly owned by Parent that was created for the sole purpose of facilitating the Merger. Sub has not conducted and is not conducting any business activities.

        5. No stock of Sub will be issued in the transaction.

        6. The fair market value of the voting common stock of Parent ("Parent Common Stock") to be received by each shareholder of the Company in the Merger will be approximately equal to the fair market value of the common stock of the Company ("Company Common Stock") exchanged therefore, and the aggregate consideration received by the stockholders of the Company in exchange for their Company Common Stock will be approximately equal to the fair market value of all of the outstanding shares of Company Common Stock immediately prior to the Merger.

        7. Following the Merger, the Company will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of Sub's net assets and at least 70% of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, (i) amounts paid by the Company or Sub to stockholders who receive cash or other property; (ii) amounts paid by the Company or Sub to pay reorganization expenses; and (iii) all redemptions and distributions (except for regular, normal dividends) made prior to or after the Merger by the Company or Sub in connection with the Merger, will be included as assets of the Company or Sub, respectively, held immediately prior to the Merger.

        8. Parent will acquire 100% of the Company Common Stock outstanding immediately prior to the Merger solely in exchange for voting shares of Parent Common Stock. For purposes of this representation, Company Common Stock redeemed for cash or other property furnished by Parent will be considered as acquired by Parent. Further, no liabilities of the Company or the shareholders of the Company will be assumed by Parent, nor will any of the Company Common Stock be subject to any liabilities.

        9. No liabilities of the Company or the stockholders of the Company will be assumed by Parent, nor will any of the Company Common Stock be subject to any liabilities.

        10. Following the merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

        11. Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger.

        12. There will be no intercorporate indebtedness between Parent and the Company, or between Sub and the Company, that was issued, acquired, or will be settled at a discount.

        13. Parent has no current plan or intention to redeem or reacquire any shares of the Parent Common Stock issued in the Merger, except that Parent may from time to time repurchase its common stock if any such repurchases are made on the open market through a broker for the prevailing market price pursuant to an open-market repurchase program as described in Rev. Rul. 99-58, 1999-2 I.R.B.
701. To the best knowledge of the management of Parent, no person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) and no person acting as an intermediary for Parent or such a related person has a plan or intention to acquire any of the Parent Common Stock issued in the Merger.

        14. Parent has no obligation, understanding, agreement, plan or intention to liquidate Sub, to merge Sub with or into another corporation, to cause Sub to issue additional shares of the stock of Sub that could result in Parent losing control of Sub within the meaning of Section 368(c) of the Code, to sell or otherwise dispose of the stock of Sub. Parent has no obligation, understanding, agreement, plan or intention to cause Sub to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.

        15. Parent does not own, nor has it owned at any time during the past five years, any shares of Company common stock. In addition, no related person of Parent (as defined in Treasury Regulation Section 1.368-1(e)(3)) owns any shares of Company Common Stock or will acquire shares of Company Common Stock in connection with the Merger.

        16. Neither Parent nor Sub is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

        17. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained for consideration.

        18. None of the compensation received (or to be received) by any shareholder of the Company will be separate consideration for, or allocable to, any of its shares of Company Common Stock; none of the shares of Parent Common Stock received by any shareholder of the Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement or service arrangement; and the compensation paid to any shareholder of the Company who also provides services to the Company will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

        19. Neither Parent nor Sub will take any position on any Federal, state, or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of section 368(a) of the Code or any of the foregoing representations, unless otherwise required by a "determination" (as defined in section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

        The representations contained above are believed to be true and accurate in all material respects.

                             INTERNATIONAL GAME TECHNOLOGY


                             By _________________________________

                             Title ______________________________

                             Date _______________________________